Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger transaction (the “Merger”) pursuant to which Perfumania Holdings, Inc. (“Perfumania”) acquired Model Reorg, Inc. when Model Reorg merged into Perfumania’s wholly owned subsidiary, Model Reorg Acquisition LLC. The Merger was completed on August 11, 2008. Due to a number of factors, including that the shares issued to Model Reorg’s shareholders in the Merger constituted a majority of the outstanding shares of Perfumania’s common stock after the transaction, Model Reorg is deemed to be the acquiring company for accounting purposes. Accordingly, the total estimated purchase price, calculated as described below in Note 1 to the unaudited pro forma condensed combined balance sheet, is allocated to the net tangible and intangible assets acquired and liabilities assumed of Perfumania in connection with the transaction, based on their estimated fair values as of the completion of the Merger, while the assets and liabilities of Model Reorg are reflected at historical cost in the combined condensed pro forma balance sheet. The transaction has been accounted for under the purchase method of accounting in accordance with FASB Statement No. 141, Business Combinations.

The unaudited pro forma condensed combined financial statements presented below are based upon the historical financial statements of both companies, reflecting the restatement of Perfumania’s financial statements for reporting periods ending before 2008 (as described in Note 3 to Perfumania’s Consolidated Financial Statements beginning on page F-14 of Perfumania’s definitive proxy statement filed on July 25, 2008 (the “Proxy Statement”), adjusted to give effect to the Merger. The pro forma adjustments are described in the accompanying notes presented on the following pages. Because Model Reorg is considered to be the acquiring company, the statement of operations information is presented below as of October 31, 2007 and July 31, 2008, the last day of Model Reorg’s most recently completed fiscal year and interim period, respectively, before the Merger, and the balance sheet information is presented as of July 31, 2008. However, going forward, Perfumania will continue to use its historical fiscal year end, the Saturday closest to January 31, which is conventional for retail businesses, as well as the corresponding Saturdays as the end of each fiscal quarter.

Until August 8, 2008, Perfumania’s corporate name was E Com Ventures, Inc.

The amounts in the unaudited pro forma condensed combined financial statements are subject to a final determination of the fair market value of Perfumania’s assets acquired and liabilities assumed. The final purchase price allocation may be materially different from the allocation used in calculating goodwill for the pro forma adjustments shown below. As a result, actual income from operations may differ significantly from the pro forma amounts included below. There can be no assurance that such adjustments will not be material to the combined financial statements.

All intercompany balances and transactions between Model Reorg and Perfumania, consisting primarily of sales, purchases, profits in ending inventory, receivables and payables, as of the dates and for the periods of these unaudited pro forma combined financial statements, have been eliminated in the unaudited pro forma combined financial statements. Certain reclassification adjustments have been made to conform Perfumania’s historical reported balances to Model Reorg’s financial statement basis of presentation.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the financial condition or results of operations had the Merger been completed as of the dates indicated, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies, synergies, or other restructuring effects resulting from the Merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes that are included in the Proxy Statement and filed as Exhibit 99.2 to this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

($ in thousands)

	As of July 31, 2008
	Historical			Pro Forma Adjustments	Pro Forma Combined Model Reorg and E Com
	E Com	Model Reorg
Assets
Current:
Cash	$1,380	$1,012		$—	$2,392
Accounts receivable - net	1,285	27,036		—	28,321
Receivables from an affiliate	275	44,482	(a)	(44,757)	—
Inventories, net	128,997	205,382	(h)	(4,627)	328,384
			(i)	(1,368)
Advances to suppliers for future purchases	—	104		—	104
Prepaids and other	7,328	5,259	(l)	(1,862)	10,725

Total current assets	139,265	283,275		(52,614)	369,926
Property and equipment, net	40,561	2,958	(g)	(12,082)	31,437
Goodwill	1,904	20,434	(m)	(1,904)	20,434
Other assets, net	7,300	12,608	(f)	(5,484)	14,424

	$189,030	$319,275		$(72,084)	$436,221

Liabilities and Shareholders' Equity
Current:
Accounts payable, non affiliates	27,290	29,731		—	57,021
Accounts payable, affiliates	58,043	—	(a)	(44,757)	13,286
Accrued expenses	10,123	9,811	(j)	591	15,626
			(l)	(4,899)
Bank line of credit	50,253	—	(b)	(50,253)	—
Current maturities of long-term debt	5,374	205		—	5,579

Total current liabilities	151,083	39,747		(99,318)	91,512
Long-term debt and other	6,987	113,563	(b)	33,016	153,566
Payable to affiliate	—	73,263	(b)	17,237	90,500

Total liabilities	158,070	226,573		(49,065)	335,578

Commitments and Contingencies
Shareholders’ equity
Common stock	40	1	(e)	59	99
			(d)	(1)
Additional paid in capital	79,183	13,905	(e)	(59)	33,874
			(k)	(39,686)
			(d)	1
			(f)	(5,484)
			(g)	(12,082)
			(m)	(1,904)
Retained (deficit) earnings	(39,686)	80,271	(k)	39,686	75,247
			(c)	(1,475)
			(h)(i)(j)	(6,586)
			(l)	3,037
Treasury Stock	(8,577)	(1,475)	(c)	1,475	(8,577)

Total shareholders’ equity	30,960	92,702		(23,019)	100,643

	$189,030	$319,275		$(72,084)	$436,221

(a) Adjustment to eliminate intercompany payable and receivables between E Com and Model Reorg
(b)	Adjustment to reflect the post-merger financing, which includes the pay down of intercompany debt with QKD of $73.3 million, of which $55.5 million is to be refinanced by affiliates of Model Reorg, $35 million is to be refinanced by a Note Payable to QKD and the balance will reduce bank borrowings. Bank borrowings are expected to be refinanced through a $250 million revolving credit facility.
(c)	Adjustment to record retirement of Model Reorg treasury stock
(d)	Adjustment to record the cancellation of Model Reorg common stock
(e)	Adjustment to record the issuance of the additional 5,900,000 shares of E Com common stock
(f)	Adjustment to record estimated transaction fees, which are reflected as a component of purchase price. See Note 1 below.
(g)	Adjustment to record goodwill related to the merger. Goodwill is calculated as the excess of purchase price over the fair value of the assets acquired and liabilities assumed. See Note 1 below.
(h)	Adjustment to remove any affiliated profit in E Com inventory as of July 31, 2008
(i)	Adjustment to remove any affiliated profit in Model Reorg inventory as of July 31, 2008
(j)	Tax effect of the pro forma adjustments at 40%, which approximates Model Reorg’s effective tax rate
(k)	Adjustment to eliminate E Com’s historical accumulated deficit
(l)	Adjustment to reverse E Com’s historical accrued straight line and deferred rent, which does not represent a legal obligation of the combined company and will have no value upon the completion of the Merger, and its related Deferred Tax Asset, and to recognize post-Merger rent expense on a straight-line basis
(m)	Adjustment to eliminate E Com’s pre-merger goodwill of $1.9 million

Note 1: Since Model Reorg is deemed to be the acquirer for accounting purposes, in accordance with GAAP, the total purchase price will be determined based on the fair value of the outstanding shares of E Com prior to the merger, plus the Model Reorg transaction costs. The preliminary estimated transaction costs and purchase price are as follows (the actual purchase price will be calculated based on the fair value of the E Com shares at the date the Merger is consummated and the actual transaction costs):

($ in thousands)
Fair value of E Com common stock(x)	$55,369
Estimated transaction costs	5,484

$60,853

(x)	3,059,041 E Com common shares outstanding as of July 31, 2008 at a closing market price of $18.10 per share.

Under the purchase method of accounting, for purposes of the table above, the total preliminary estimated purchase price is allocated to the E Com net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the completion date of the Merger. The preliminary estimated purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the preliminary estimated purchase price is as follows:

($ in thousands)
Current assets	$134,363
Property and equipment, net	40,561
Other assets	7,300
Goodwill	(12,082)
Liabilities assumed	(109,289)

$60,853

Unaudited Pro Forma Condensed Combined Statements of Operations

($ in thousands, except weighted average and per share amounts)

	Nine Months ended July 31, 2008
	Historical
	E Com *	Model Reorg		Pro Forma Adjustments	Combined Model Reorg and E Com
Net sales, unaffiliated	$203,100	$213,073		$—	$416,173
Net sales, affiliated	25,994	27,300	(a)	(53,294)	—

Total net sales	229,094	240,373		(53,294)	416,173
Cost of goods sold	137,625	172,027	(a)	(53,294)	256,588
			(b) (c)	230

Gross profit	91,469	68,346		(230)	159,585

Selling, warehouse, delivery and administrative expenses	84,108	46,048	(f)	(69)	128,429
			(g)	(1,658)
Depreciation and amortization	5,296	1,173		—	6,469

Income from operations	2,065	21,125		1,497	24,687
Interest expense	2,893	7,275		—	10,168

Income (loss) before income taxes	(828)	13,850		1,497	14,519
Income tax expense (benefit)	277	5,759	(d) (e)	(9)	6,027

Net (loss) income	$(1,105)	$8,091		$1,506	$8,492

Weighted average shares
Basic (h)	3,059,041	5,900,000		8,959,041	8,959,041
Diluted (h)	3,059,041	5,900,000		9,461,510	9,461,510

Net (loss) income per share
Basic (h)	$(0.36)	$1.37		$0.17	$0.95
Diluted (h)	$(0.36)	$1.37		$0.16	$0.93

*	E Com’s historical statement of operations for the nine months ended July 31, 2008 combines the results of the last quarter of E Com’s 2007 fiscal year with those of the first and second quarters of its 2008 fiscal year.
(a)	Adjustment to eliminate affiliated sales and purchases
(b)	Adjustment to remove the increase in affiliated profit in E Com’s inventory in the amount of $0.60 million as of July 31, 2008
(c)	Adjustment to add the decrease in affiliated profit in Model Reorg’s inventory in the amount of $0.37 million as of July 31, 2008
(d)	Tax effect of the pro forma adjustments at 40%, which approximates Model Reorg’s effective tax rate
(e)	To adjust tax expense to the combined companies’ effective tax rate of approximately 40% (See Note 1 below)
(f)	Adjustment to reverse E Com’s accrued straight line rent and deferred rent, which does not represent a legal obligation of the combined company, and will have no value, upon the completion of the Merger, and to recognize post-Merger rent expense on a straight-line basis.
(g)	Adjustment to reverse the write-off of E Com’s transaction costs
(h)	Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. In computing diluted net income per share, the weighted average number of common shares outstanding includes all common stock equivalents with exercise prices at or below the average market price for the respective period. The calculations for the nine months ended July 31, 2008 are as follows:

	E Com Historical 9 Months Ended July 31, 2008	Model Reorg Historical 9 Months Ended July 31, 2008
Numerator:
Net (loss) income - basic	$(1,105)	$8,091

Net (loss) income - diluted	$(1,105)	$8,091

Denominator:
Weighted average number of shares for basic net (loss) income per share	3,059,041	5,900,000

Denominator for dilutive net (loss) income per share	3,059,041	5,900,000

Basic net (loss) income per common share	$(0.36)	$1.37

Diluted net (loss) income per common share	$(0.36)	$1.37

Pro forma share numbers represent the weighted average shares outstanding of E Com for the nine months ended July 31, 2008 assuming the issuance at the beginning of the period of the 5.9 million shares issuable in the merger. Pro forma share numbers used in the computation of diluted net income per share also assume the issuance of 58,024 shares issuable upon the exercise of stock options for the nine months ended July 31, 2008 and 444,445 shares of our common stock upon the conversion of the Convertible Note. The 1.5 million shares issuable upon exercise of warrants issuable in the Merger (the “Warrants”) are not included in the pro forma share numbers since they would be antidilutive.

Note 1: The adjustments of $0.009 million to decrease tax expense consists of a provision for $0.691 million and a benefit of $0.700 million. The provision for $0.691 million results from the $0.069 million reversal of E Com’s historical accrued straight-line rent, and to recognize post-Merger rent expense on a straight-line basis; and an adjustment for the reversal of the write-off of $1.658 million in E Com’s transaction costs. The benefit results from the reduction of the pro forma tax expense as a result of elimination of an aggregate of $0.230 of affiliated profit in inventory and an adjustment to realign tax expense to Model Reorg’s estimated effective rate of 40%.

	Twelve Months Ended October 31, 2007
	Historical			Pro Forma Adjustments	Pro Forma Combined Model Reorg and E Com
	E Com*	Model Reorg
	($ in thousands, except weighted average and per share amounts)
Net sales, unaffiliated	$236,089	$302,530		$—	$538,619
Net sales, affiliated	48,910	25,182	(a)	(74,092)	—

Total net sales	284,999	327,712		(74,092)	538,619
Cost of goods sold	174,426	237,203	(a)	(74,092)	339,337
	—	—	(b)(c)	1,800

Gross profit	110,573	90,509		(1,800)	199,282
Selling, warehouse, delivery and administrative expenses	95,812	60,113	(f)	171	156,096
Depreciation and amortization	5,847	1,411		—	7,258
Recovery on vendor advances	—	(2,367)		—	(2,367)

Income from operations	8,914	31,352		(1,971)	38,295
Interest expense	4,912	12,749		—	17,661

Income before income taxes	4,002	18,603		(1,971)	20,634
Income taxes	79	7,353	(d)(e)	822	8,254

Net income	$3,923	$11,250		$(2,793)	$12,380

Weighted average shares
Basic(g)	3,055,510	5,900,000			8,955,510
Diluted(g)	3,569,706	5,900,000			9,469,706
Net income (loss) per share
Basic(g)	$1.28	$1.91		$(0.31)	$1.38
Diluted(g)	$1.23	$1.91		$(0.29)	$1.36

*	E Com’s historical statement of operations for the twelve months ended October 31, 2007 combines the results of the fourth quarter of E Com’s 2006 fiscal year with those of the first nine months of its 2007 fiscal year.
(a)	Adjustment to eliminate affiliated sales and purchases
(b)	Adjustment to remove the increase in affiliated profit in E Com inventory in the amount of $800 as of October 31, 2007
(c)	Adjustment to remove the increase in affiliated profit in Model Reorg inventory in the amount of $1,000 as of October 31, 2007
(d)	Tax effect of the pro forma adjustments at 40%, which approximates Model Reorg’s effective tax rate (See Note 1 below)
(e)	To adjust tax expense to the combined companies’ effective tax rate of approximately 40% (See Note 1 below)
(f)	Adjustment to reverse E Com’s historical accrued straight line rent, which does not represent a legal obligation of the combined company, and will have no value, upon completion of the Merger, and to recognize post-Merger rent expense on a straight-line basis
(g)	Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. In computing diluted net income per share, the weighted average number of common shares outstanding includes all common stock equivalents with exercise prices at or below the average market price for the respective period. The calculations for the twelve months ended October 31, 2007 are as follows:

	E Com	Model Reorg	Pro Forma Adjustments	Pro Forma Combined Model Reorg and E Com
	($ in thousands, except weighted average and per share amounts)
Numerator:
Net income (loss)—Basic	$3,923	$11,250	$(2,793)	$12,380
Add: Interest on Convertible Note	473	—	—	473

Net income (loss)—Diluted	$4,396	$11,250	$(2,793)	$12,853

Denominator:
Weighted average number of shares for basic net income (loss) per share	3,055,510	5,900,000	8,955,510	8,955,510
Shares issuable upon exercise of stock options	69,751	—	69,751	69,751
Convertible Note	444,445	—	444,445	444,445

Denominator for dilutive net income (loss) per share	3,569,706	5,900,000	9,469,706	9,469,706

Basic net income (loss) per common share	$1.28	$1.91	$(0.31)	$1.38

Diluted net income (loss) per common share	$1.23	$1.91	$(0.29)	$1.36

Pro forma share numbers represent the weighted average shares outstanding of E Com for the twelve months ended October 31, 2007, assuming the issuance at the beginning of the period of the 5.9 million shares issuable in the Merger. Pro forma share numbers used in the computation of diluted net income per share also assume the issuance of 69,751 shares issuable upon exercise of stock options for the twelve months ended October 31, 2007 and 444,445 shares of E Com’s common stock upon conversion of the Convertible Note. The 1.5 million Warrant shares are not included in the pro forma share numbers since they would be antidilutive.

Note 1: The adjustment of $0.822 million to increase income tax expense consists of a provision for $1.542 million and a benefit of $0.72 million. The provision for $1.542 million results from the requirement to reflect the effective E Com income tax expense in this pro forma statement of operations for a period other than that of E Com’s normal fiscal year and the $0.171 million to reverse E Com’s historical accrued straight line rent, which will have no value upon completion of the Merger, and to recognize post-Merger rent expense on a straight-line basis. The benefit results from the reduction of the pro forma income tax expense as a result of the elimination of an aggregate of $1.8 million of affiliated profit in inventory.

	Historical				Pro Forma
	Twelve Months ended October 31, 2007		Nine Months ended July 31, 2008		Twelve Months ended October 31, 2007	Nine Months ended July 31, 2008
	E Com	Model Reorg	E Com	Model Reorg
Basic net income (loss) per share (1) (2)	$1.28	$1.91	$(0.36)	$1.37	$1.38	$0.95
Diluted net income (loss) per share (1) (2)	$1.23	$1.91	$(0.36)	$1.37	$1.36	$0.93

Shares used in the computation of basic net income (loss) per share (3) (4)	3,055,510	5,900,000	3,059,041	5,900,000	8,955,510	8,959,041
Shares used in the computation of diluted net income (loss) per share (3) (4)	3,569,706	5,900,000	3,059,041	5,900,000	9,469,706	9,461,510

			As of July 31, 2008
			E Com	Model Reorg		As of July 31, 2008
Book value per share			$10.12	$15.71		$11.23
Shares used in the computation of book value per share (3) (4)			3,059,041	5,900,000		8,959,041

(1)	Basic net income (loss) per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. In computing diluted net income (loss) per share, the weighted average number of common shares outstanding includes all common stock equivalents with exercise prices at or below the average market price for the respective period.
(2)	Pro forma combined net income per share reflects certain pro forma adjustments resulting from the accounting for the Merger as a “reverse acquisition” that are set forth in the footnotes to the Unaudited Pro Forma Condensed Combined Statements of Operations. These adjustments, in total, decrease combined pro forma net income by approximately $2.8 million, or $0.31 basic net income per share and $0.29 diluted net income per share, for the twelve months ended October 31, 2007 and increase combined pro forma net income by approximately $1.5 million, or $0.17 basic net income per share and $0.16 diluted net income per share, for the nine months ended July 31, 2008.
(3)	Model Reorg share numbers represent the 5.9 million shares issuable in the Merger in exchange for the common shares of Model Reorg. They do not include the 1.5 million shares issuable upon the exercise of the Warrants issuable in the Merger since they would be antidilutive as E Com’s average market price has historically been lower than the Warrant exercise price during each relevant period (including the fiscal periods shown in “Selected Financial Data for Model Reorg”) Since Model Reorg has only 96.9 shares outstanding, this treatment permits a more realistic comparison of historical net income per share between E Com and Model Reorg.
(4)	Pro forma share numbers represent the weighted average shares outstanding of E Com for the respective periods, assuming in each case the issuance of the 5.9 million shares issuable in the Merger. Pro Forma share numbers used in the computation of diluted net income per share also assume the issuance of 69,751 and 58,024 shares issuable upon the exercise of stock options for the twelve months ended October 31, 2007 and the nine months ended July 31, 2008, respectively, and 444,445 shares of our common stock upon conversion of the Convertible Note. The 1.5 million Warrant shares are not included in the Pro forma share numbers since they would be antidilutive.